Exhibit 10.1

PAYCHECK PROTECTION PROGRAM PROMISSORY NOTE

Customer Number: 3868361	SBA Loan Number: 21126371-08
Principal Amount: $8,311,000.00	SBA Approval Date: 04/10/2020
Effective Date: 04/20/2020

1. AGREEMENT AND ACCEPTANCE

This Paycheck Protection Program Promissory Note (“Note”) governs and evidences the Paycheck Protection Program Loan (“Loan”) that FROST BANK (“Lender”), whose address is Frost Bank, P.O. Box 1600, San Antonio, TX 78296, is providing HALLMARK FINANCIAL SERVICES, INC. (“Borrower”), whose address is 5420 LYNDON B JOHNSON FWYSUITE 1100, DALLAS, TX 75240-1011. The Loan is established under the terms and conditions of the Paycheck Protection Program of the United States Small Business Administration (“SBA”) and the CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (the “Act”). Borrower agrees to be bound by and comply with each and every following term and condition of this Note. Lender agrees, based on the terms and conditions and relying upon the representations and warranties set forth in this Note, to make available to Borrower the Loan as more fully described herein.

2. PROMISE TO PAY

Borrower promises to pay to FROST BANK, or order, in lawful money of the United States of America, the principal amount of Eight million, three hundred eleven thousand dollars, ($ 8,311,000.00), together with interest on the unpaid principal balance thereof, from the Effective Date set forth above (the “Effective Date”), calculated as described in the “INTEREST CALCULATION METHOD” paragraph herein using an interest rate of 1.00% per annum based on a year of 365 days, until maturity.

3. INTEREST CALCULATION METHOD

Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

4. REPAYMENT

a. Subject to subparagraph (b) immediately below, Borrower will pay this loan in 17 equal principal payments of $461,722.22 and one final principal and interest payment of $462,101.72. The Borrower’s first principal payment is due on 11/20/2020 and all subsequent principal payments are due on the same day of each month after that. Interest will accrue at the rate specified herein beginning on the Effective Date of this Note. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning 11/20/2020 with all subsequent nterest payments to be due on the same day of each month after that. Borrower’s final payment due on 04/20/2022 (the “Maturity Date”) will be for all principal and all accrued interest not yet paid. Lender will apply each installment payment first to pay interest accrued to the date Lender received payment, then to bring principal current, and will apply any remaining balance to reduce principal. Notwithstanding anything to the contrary in this Note, any principal or interest due on a date that is not a customary business day shall be payable on the preceding business day.

b. As provided below, Borrower may apply for the Loan to be forgiven in whole or in part. If any portion of the principal and/or accrued interest is forgiven by Lender, then upon such forgiveness, the remaining balance of the loan will be reamortized over (i) the remaining term of this Note; or (ii) 18 months, as Lender may decide in its sole discretion, with the entire unpaid principal balance, along with accrued and unpaid interest, due and payable on the Maturity Date.

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5. PERMISSIBLE USE

a. Borrower shall use the proceeds of the Loan only for purposes authorized by the Act, specifically the Paycheck Protection Program contained within such Act and subject to the certifications contained in that paragraph contained herein titled “Certifications and Authorizations”.

b. In no event shall the proceeds of this Note be used for any transaction that is illegal or prohibited under any applicable law or governmental rule or regulation.

6. FORGIVENESS; REDUCTION

a. Subject to subparagraph (b) immediately below, the amount payable hereunder by Borrower will be reduced by the Forgivable Amount (as herein defined). The “Forgivable Amount” shall be such amount of the loan proceeds that Borrower shall have applied to qualifying forgivable purposes listed below, on the condition that (x) Borrower shall have provided to Lender documentation of such application of proceeds that meets the requirements of any guidance issued by the SBA (including but not limited to any Interim Final Rules promulgated by the SBA and/or published in the Federal Register), as determined by Lender in its sole and absolute discretion; (y) Borrower shall have maintained, and shall maintain, employee and compensation levels in accordance with any guidance issued by the SBA (including but not limited to any Interim Final Rules promulgated by the SBA and/or published in the Federal Register) as determined by Lender in its sole and absolute discretion; and (z) the calculation of such amount shall be further subject to the following paragraph; provided, however, that any amount that Borrower requests to have forgiven that is challenged, disputed or denied by the SBA shall not be a Forgivable Amount or otherwise eligible for forgiveness by the Lender.

b. The actual amount of loan forgiveness will depend, in part, on the total amount of payroll costs, payments of interest on mortgage obligations incurred before February 15, 2020, rent payments on leases dated before February 15, 2020, and utility payments under service agreements dated before February 15, 2020, over the eight-week period following the disbursement of the Loan. Not more than 25% of the loan forgiveness amount may be attributable to non-payroll costs

c. The following is an exhaustive list of qualifying forgivable purposes (each as set forth below and in further detail in the Act and in any Interim Final Rules promulgated by the SBA and/or published in the Federal Register):

1)	payroll costs;

2)	costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums;

3)	for mortgage obligations that were incurred before February 15, 2020;

4)	rent payments on leases dated and effective before February 15, 2020;

5)	utility payments under service agreements dated and effective before February 15, 2020;

6)	interest payments on any other debt obligations that were incurred before February 15, 2020; and/or

7)	refinancing an SBA Economic Injury Disaster Loan (“EIDL”) made between January 31, 2020 and April 3, 2020.

d. If Borrower has received one or more EIDL advances, the total amount of such advances shall be subtracted from the loan forgiveness amount.

7. NON-RECOURSE

Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the Loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized or unlawful purpose. For the avoidance of doubt, nothing in this paragraph shall be construed to alter, modify or waive the repayment or other obligations of a Borrower that is a sole proprietor, independent contractor, or otherwise eligible self- employed individual under this Note. Furthermore, Lender shall not have recourse for non-payment of the Loan against an individual religious leader with requisite authority signing this Note on behalf of an ecclesiastical or religious subdivision.

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8. LATE CHARGES

For each payment of principal, interest, and/or fees which has not been paid in full within eleven (11) days after its date due, Borrower will pay to Lender a late charge of $15.00 or five percent (5%) of the unpaid portion, whichever is greater. Borrower acknowledges and agrees that the amount of this late fee is reasonable with respect to any such principal, interest, and/or fees, taking into account Lender’s expectation of timely receipt of payments with regard to the favorable pricing of this Loan, and the operational, administrative and regulatory burdens resulting from late payments and delinquencies. To the extent this late fee or any other fee or charge set forth in this Note may be prohibited or may exceed any limit provided by any present or future applicable law, such fee or charge shall be reduced to the maximum amount allowed.

9. PREPAYMENT

Borrower may prepay principal of the Loan at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: (a) provide Lender written notice; (b) pay all accrued interest; and (c) if the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under (b) of this paragraph. If Borrower does not prepay within thirty (30) days from the date Lender received the notice, Borrower must provide Lender a new notice.

10. DEFAULT

a. There shall have occurred a default (a “Default”) under this Note if Borrower:

1)	Fails to make any payment when due under this Note;

2)	Breaches the terms of this Note in any way, including but not limited to failure to do anything required under this Note;

3)	Defaults under the terms of any other obligation to Lender;

4)	Does not disclose, or anyone acting on Borrower’s behalf does not disclose, any material fact to Lender or SBA;

5)	Makes, or anyone acting on Borrower’s behalf makes, a materially false or misleading representation to Lender or SBA at any time;

6)	Defaults on any loan or agreement with another creditor;

7)	Fails to pay any taxes when due;

8)	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

9)	Has a receiver or liquidator appointed for any part of its business or property;

10)	Makes an assignment for the benefit of creditors;

11)	Has any change in financial condition or business operation that Lender believes may adversely affect Borrower’s ability to pay this Note;

12)	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure, without Lender’s prior written consent;

13)	Makes any distribution of Borrower’s assets that would adversely affect Borrower’s financial condition, or transfers (including pledging) or disposes of any assets, except in the ordinary course of business, without Lender’s prior written consent.

14)	Becomes the subject of a civil or criminal action that Lender believes may adversely affect Borrower’s ability to pay this Note;

15)	Has payments on the Loan returned or reversed for any reason; or

16)	Fails to submit required information to Lender that Lender deems necessary in its sole discretion.

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b. If there shall occur a Default specified in the preceding clause 6, 7, 8, 9, 10, 11, 12, 13 or 14, then Borrower shall give notice to Lender within five (5) business days of the occurrence thereof; provided that Borrower’s failure to give such notice shall not preclude the finding of a Default under such provision.

11. REMEDIES

a. In the event of any Default or failure to meet any condition under this Note or comply with any term hereof, or upon any termination of the Loan, Lender may, at its option without waiving any of its rights hereunder, at law or at equity, or otherwise:

1)	suspend the funding, advancement or disbursement of any and all loans (including the Loan) made by Lender to Borrower;

2)	accelerate payment of the full balance on any or all loans made by Lender to Borrower, including but not limited to amounts outstanding under this Note, and thereby require immediate payment of the full balance, including, without limitation any interest, charges or fees of any kind due to Lender;

3)	collect all amounts owing from Borrower to Lender;

4)	file suit and obtain judgment;

5)	exercise its right of setoff against any obligation Lender owes to Borrower, including a set-off to the extent permitted by law against any deposit account(s) Borrower may have with Lender;

6)	release anyone obligated to pay this Note, without notice and without Borrower’s consent; or

7)	incur expenses to collect amounts due under this Note or enforce the terms of this Note or any document signed in connection with the Note, without notice and without Borrower’s consent.

b. Without limitation of the foregoing, if there shall occur any Default specified in subsection (8), (9) or (10) of Section 10.a., then all principal and interest outstanding under this Note shall thereupon be immediately due and payable, without any further notice of default, notice of acceleration or other notice of any kind from Lender to Borrower, all of which Borrower hereby expressly waives.

12. ATTORNEY’S FEES AND COSTS

Borrower agrees to pay Lender’s attorney’s fees and costs: (a) related to this Note; or (b) related to enforcing the terms of this Note against Borrower; or (c) related to collecting any amounts due under this Note from Borrower.

13. LAWS GOVERNING THIS AGREEMENT

Subject to the paragraph herein titled “Small Business Administration (SBA)”, this Note and the Loan will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the law of the State of Texas without regard to its conflicts of law provisions. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Notwithstanding anything to the contrary, this Note shall not require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest that exceed any maximum amount of interest permitted by applicable law. Any such excess interest shall be credited against the then unpaid principal balance or refunded to Borrower. Without limiting the foregoing, all calculations to determine whether interest exceeds the maximum amount allowed by applicable law shall be made by amortizing, pro-rating, allocating, and spreading such sums over the full term of the Loan.

14. CHOICE OF VENUE; WAIVER OF RIGHT TO TRIAL BY JURY

If there is a lawsuit involving this Note or any other document executed in connection therewith, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Bexar County, State of Texas.

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BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT TO ENFORCE THIS AGREEMENT, TO COLLECT DAMAGES FOR THE BREACH OF THIS AGREEMENT, OR WHICH IN ANY OTHER WAY ARISE OUT OF, ARE CONNECTED TO OR ARE RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT. ANY SUCH ACTION SHALL BE TRIED BY THE JUDGE WITHOUT A JURY.

15. CERTIFICATIONS AND AUTHORIZATIONS

a. By signing this Note, Borrower hereby ratifies each and every certification and/or authorization (i) required for participation in the Paycheck Protection Program, as set forth in the Act or in any Interim Final Rules promulgated by the SBA and/or published in the Federal Register, or (ii) made in the Paycheck Protection Program “Borrower Application Form” (SBA Form 2483 04/20, hereinafter the “Application”) submitted by Borrower or its authorized representative to Lender in connection with the Loan, and agrees that all such certifications and/or authorizations are valid, true and correct as of the date of this Note, and that no answers provided by Borrower or on its behalf in the Application have changed in a manner that would render the Borrower ineligible to participate in the Paycheck Protection Program.

b. Furthermore, Borrower certifies that proceeds of the Loan will be used as specified below:

$8,311,000.00 for payroll costs and payments on mortgage interest, rent, utilities and interest on other debt obligations (provided that at least 75% of this amount shall be used for payroll costs), as defined in the Act and in any Interim Final Rules promulgated by the SBA and/or published in the Federal Register

$0.00 to refinance eligible SBA Economic Injury Disaster (EIDL) Loan No.

(Disbursed directly to SBA)

c. By signing this Note, Borrower also hereby certifies and acknowledges that:

(i)	If Borrower defaults on the Loan, SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery of the Loan from Borrower (to the extent any balance remains after loan forgiveness set forth above); and

(ii)	Borrower shall keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition

16. SUCCESSOR AND ASSIGNS; CONSENT TO SALE OF LOAN

a. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrower shall not be permitted to assign to any other party its interest in or any benefits or obligations under this Note without Lender’s prior written consent.

b. In addition, Borrower and Lender agree: (i) Lender may sell, assign or transfer all or part of this Loan to one or more purchasers, assignees or transferees, including but not limited to SBA, without notice to or consent of Borrower; (ii) Lender may provide to any purchaser or potential purchaser any information or knowledge Lender may have about the parties or about any other matter relating to this Loan, without notice, and the Borrower waives any rights to privacy it may have with respect to such matters; and (iii) the assignee, purchaser or transferee of a Loan will be considered its absolute owner and will have all the rights granted under this Note or agreements governing the sale, assignment or transfer of the Loan.

17. SMALL BUSINESS ADMINISTRATION (SBA)

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

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18. FACSIMILE AND COUNTERPARTS

This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document. This Note, and any application submitted in connection with this Note or the Loan by the Borrower, shall be valid, binding, and enforceable against a Party (as defined in the paragraph titled “Final Agreement” herein) when executed by an authorized individual on behalf of the Party by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. In instances where this Note is signed electronically the Borrower agrees that such version shall be treated as a “transferable record” under the applicable enactment of the Uniform Electronic Transactions Act.

19. FINAL AGREEMENT

The persons and entities signing below (“Party”, or collectively, the “Parties”) acknowledge and agree that each Party’s execution of this Note constitutes acknowledgment that such Party (a) agrees that there are no oral agreements relating to this Note, (b) agrees that agreements will be binding upon Lender only if in writing and signed by Lender, and (c) acknowledges receipt of the following Notice, and to the fullest extent allowed by law, agrees to be bound by the terms of this Note and this Notice.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

20. GENERAL PROVISIONS.

a.	All individuals signing this Note in their individual capacity and all entities signing this Note are jointly and severally liable.

b.	Time is of the essence in performance of this Note.

c.	Borrower waives all suretyship defenses.

d.	Borrower must sign all documents necessary at any time to comply with this Note.

e.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without waiving or giving up any of them.

f.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

g.	If any part of this Note is unenforceable, all other parts remain in effect.

h.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

i.	Borrower agrees that it shall promptly sign and deliver to Lender an amended and restated form of this Note, to the extent such a modified or revised form is required to comply with any requirement of the Act, the Paycheck Protection Program, or any other SBA requirement, as determined by Lender in its sole discretion.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

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By signing below, each individual or entity becomes obligated as Borrower.

Borrower:                                                  :

By

Name  Jeff Passmore

Title   Jeffrey R. Passmore, Solely as Chief Financial

           Officer of Hallmark Financial Services, Inc.

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